Registration No. 333-

As filed with the Securities and Exchange Commission on October 24, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

The Procter & Gamble Company (Exact Name of Registrant as Specified in Its Charter)
Ohio (State or Other Jurisdiction of Incorporation or Organization)
31-0411980 (I.R.S. Employer Identification No.)
One Procter & Gamble Plaza, Cincinnati, Ohio 45202 (513) 983-1100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

The Procter & Gamble Shareholder Investment Program

Deborah P. Majoras, Chief Legal Officer and Secretary
The Procter & Gamble Company
One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(513) 983-1100
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)
________________________
Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒                                                                                                                                              Accelerated filer  ☐
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Offering Price	Amount of Registration Fee[2]
Common Stock (without par value)	14,500,000	$ 82.755	$ 1,199,947,500	$139,433.90
(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on October 17, 2014, within five business days prior to filing.

(2)
Pursuant to Rule 457(p) under the Securities Act, the registrant is applying the filing fee of $32,982.48 associated with certain unsold securities under its Registration Statement on Form S-3ASR (File No. 333-177760), originally filed by the registrant on November 4, 2011, to partially offset the entire registration fee of $139,433.90 that would otherwise be due in connection with this Registration Statement.  As a result, $106,451.42 is being remitted herewith.

PROSPECTUS

The Procter & Gamble Company

14,500,000 Shares
of
Common Stock
(without par value)
To Participants in the
Procter & Gamble
Shareholder Investment Program

All purchases of securities made pursuant to the Procter & Gamble Shareholder Investment Program (the "Program") may be made on any securities exchange on which common stock of The Procter & Gamble Company is traded, in the over-the-counter market or by negotiated transactions. The Company has no control over the prices at which the Program Administrator purchases shares of The Procter & Gamble Company common stock pursuant to the Program. For detailed information regarding the terms and conditions of purchases made under the Program, you should carefully read this prospectus and any supplement before you invest. You should also read the "Incorporation of Certain Information by Reference" section of this prospectus for information on us and our financial statements. The Procter & Gamble Company's common stock is listed on the New York Stock Exchange under the ticker symbol "PG".

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS, IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is October 24, 2014

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date listed on the bottom of the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Page
PROSPECTUS SUMMARY...	1
THE COMPANY ...	1
RISK FACTORS ...	2
USE OF PROCEEDS ...	7
DETERMINATION OF OFFERING PRICE ...	7
PLAN OF DISTRIBUTION ...	7
TERMS AND CONDITIONS OF THE SHAREHOLDER INVESTMENT PROGRAM ...	7
Overview ...	7
Eligibility ...	7
How to Enroll ...	7
How the Program Works ...	8
Optional Cash Investments ...	8
Dividend Reinvestment ...	9
Investment Periods ...	10
Purchase and Price of Shares ...	10
Fee Schedule ...	10
Direct Registration System ...	11
Records ...	12
Share Certificates and Share Safekeeping ...	12
Sale of Shares ...	13
Types of Sales ...	13
Transfer of Shares ...	14
Closing Your Account ...	14
Termination ...	15
Tax Information ...	15
Voting ...	15
Stock Dividends and Splits ...	15
Liability ...	15
Governing Law ...	16
DESCRIPTION OF PROCTER & GAMBLE CAPITAL STOCK ...	16
INTERESTS OF NAMED COUNSEL ...	17
EXPERTS ……………………………………………………………………………………………………………….....................................................................................................................................................................................................	17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ...	17
WHERE YOU CAN FIND MORE INFORMATION ...	18

PROSPECTUS SUMMARY

THE PROCTER & GAMBLE COMPANY SHAREHOLDER INVESTMENT PROGRAM
The Procter & Gamble Company Shareholder Investment Program ("Program") is a direct stock purchase plan designed to encourage long-term investment in The Procter & Gamble Company ("the Company" or "P&G") common stock ("Common Stock") by providing eligible investors with a convenient and economical method to purchase Company shares and to reinvest cash dividends toward the purchase of additional shares.
Key features of the Plan are listed below:
•
Computershare Trust Company, N.A. ("Computershare") is the Program Administrator and, in such capacity, is the agent for purchases and sales of Common Stock under the Program. Computershare holds the shares acquired under the Program as custodian, either in its or its nominee's name.

•
Persons and entities who are not shareholders of record may enroll by completing an Initial Enrollment Form and submitting it to Computershare. The minimum initial investment is $250.00. All forms and all other Program documents are available from Computershare or by accessing the Computershare website www.computershare.com/pg.

•	Shareholders of record who are not employees may enroll by signing an Enrollment Form and submitting it to Computershare.
•
Once enrolled in the Program, you may make additional investments of $50.00 or more by check, or direct debit from a checking or savings account. All funds must be made payable in U.S. dollars and drawn on a U.S. bank (money market accounts are not accepted). In addition, employees of the Company and certain of its subsidiaries may participate through payroll deduction, wherever available.

•
The cost of shares of the Company's Common Stock acquired under the Program is the average price of all shares purchased for each Investment Period, plus any brokerage charges and applicable administrative fees. All participants pay any brokerage charges on purchases under the Program. Additionally, participants who are not employees or retirees of the Company may pay certain fees to Computershare for administering the Program. Please see the section titled "Fee Schedule" for full details.

•
You may sell all or any portion of your Common Stock through the Plan. All participants pay any brokerage charges on sales under the Program plus a per share administrative fee. Additionally, participants who are not employees or retirees of the Company pay a per transaction fee on sales. Please see "Fee Schedule" for full details.

•	The Common Stock is listed on the New York and Paris Stock Exchanges.
To the extent required by applicable law in certain jurisdictions, shares offered under the Program are offered through the Program Administrator. It is recommended that this prospectus be retained for future reference.
 THE COMPANY
The Procter & Gamble Company is focused on providing branded consumer packaged goods of superior quality and value to improve the lives of the world's consumers. The Company was incorporated in Ohio in 1905, having been built from a business founded in 1837 by William Procter and James Gamble. Today, we sell our products in more than 180 countries and territories. Our principal executive offices are located at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, and our telephone number is (513) 983-1100.

Following is a listing you may use to contact the Program Administrator:

Written Inquiries:	Computershare Trust Company, N.A.
P.O. Box 43078
Providence, RI 02940-3078

Email:	P&G@computershare.com

Website:	www.computershare.com/pg

Street Address:	Computershare Trust Company, N.A.
250 Royall Street, Mail Stop 1A
Canton, MA 02021

Telephone Inquiries:	1-800-742-6253 U.S. and Canada (Monday-Friday; 8:00 a.m. – 8:00 p.m. Eastern time)
or 1-781-575-4399 (outside the U.S. or Canada)

RISK FACTORS
You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated by reference before investing in Common Stock of the Company. The following risks could materially and adversely affect the Company's business, financial condition, cash flows and results of operations. In that case, the trading price of the Common Stock could decline.
A change in consumer demand for our products and/or lack of market growth could have a significant impact on our business.
We are a consumer products company and rely on continued global demand for our brands and products.  To achieve business goals, we must develop and sell products that appeal to consumers.  This is dependent on a number of factors, including our ability to develop effective sales, advertising and marketing programs.  We expect to achieve our financial targets, in part, by focusing on the most profitable businesses, biggest innovations and most important emerging markets.  We also expect to achieve our financial targets, in part, by achieving disproportionate growth in developing regions.  If demand for our products and/or market growth rates, in either developed or developing markets, falls substantially below expected levels or our market share declines significantly in these businesses, our volume, and consequently our results, could be negatively impacted.  This could occur due to, among other things, unforeseen negative economic or political events, unexpected changes in consumer trends and habits or negative consumer responses to pricing actions.
The ability to achieve our business objectives is dependent on how well we can compete with our local and global competitors in new and existing markets and channels.
The consumer products industry is highly competitive.  Across all of our categories, we compete against a wide variety of global and local competitors.  As a result, there are ongoing competitive pressures in the environments in which we operate, as well as challenges in maintaining profit margins.  This includes, among other things, increasing competition from mid- and lower-tier value products in both developed and developing markets.  To address these challenges, we must be able to successfully respond to competitive factors, including pricing, promotional incentives and trade terms.  In addition, the emergence of new sales channels may affect customer and consumer preferences, as well as market dynamics.  Failure to effectively compete in these new channels could negatively impact results.
Our ability to meet our growth targets depends on successful product, marketing and operations innovation and our ability to successfully respond to competitive innovation.
Achieving our business results depends, in part, on the successful development, introduction and marketing of new products and improvements to our equipment and manufacturing processes.  Successful innovation depends on our ability to correctly anticipate customer and consumer acceptance, to obtain and maintain necessary intellectual property protections and to avoid infringing the intellectual property rights of others.  We must also be able to successfully respond to technological advances made by competitors and intellectual property rights granted to competitors.  Failure to do so could compromise our competitive position and impact our results.

A significant change in customer relationships or in customer demand for our products could have a significant impact on our business.
We sell most of our products via retail customers, which consist of mass merchandisers, grocery stores, membership club stores, drug stores, department stores, salons, distributors, e-commerce and high-frequency stores.  Our success is dependent on our ability to successfully manage relationships with our retail trade customers.  This includes our ability to offer trade terms that are acceptable to our customers and are aligned with our pricing and profitability targets.  Our business could suffer if we cannot reach agreement with a key customer based on our trade terms and principles.  Our business would be negatively impacted if a key customer were to significantly reduce the inventory level of our products or experience a significant business disruption.
Consolidation among our retail customers could also create significant cost and margin pressure and lead to more complexity across broader geographic boundaries for both us and our key retailers. This would be particularly challenging if major customers are addressing local trade pressures, local law and regulation changes or financial distress.
If the reputation of the Company or one or more of our brands erodes significantly, it could have a material impact on our financial results.
The Company's reputation is the foundation of our relationships with key stakeholders and other constituencies, such as customers and suppliers.  In addition, many of our brands have worldwide recognition.  This recognition is the result of the large investments we have made in our products over many years.  The quality and safety of our products is critical to our business.  Our Company also devotes significant time and resources to programs that are consistent with our corporate values and are designed to protect and preserve our reputation, such as social responsibility and environmental sustainability.  If we are unable to effectively manage real or perceived issues, including concerns about safety, quality, efficacy or similar matters, sentiments toward the Company or our products could be negatively impacted; our ability to operate freely could be impaired and our financial results could suffer.  Our financial success is directly dependent on the success of our brands and the success of these brands can suffer if our marketing plans or product initiatives do not have the desired impact on a brand's image or its ability to attract consumers.  Our results could also be negatively impacted if one of our brands suffers a substantial impediment to its reputation due to a significant product recall, product-related litigation, allegations of product tampering or the distribution and sale of counterfeit products.  Widespread use of social media and networking sites by consumers has greatly increased the speed and accessibility of information dissemination.  Negative or inaccurate postings or comments about the Company could generate adverse publicity that could damage the reputation of our brands.  In addition, given the association of our individual products with the Company, an issue with one of our products could negatively affect the reputation of our other products, or the Company as a whole, thereby potentially hurting results.
Our businesses face cost fluctuations and pressures that could affect our business results.
Our costs are subject to fluctuations, particularly due to changes in commodity prices, raw materials, labor costs, energy costs, pension and healthcare costs and foreign exchange and interest rates.  Therefore, our success is dependent, in part, on our continued ability to manage these fluctuations through pricing actions, cost saving projects and sourcing decisions, while maintaining and improving margins and market share.  In addition, our financial projections include cost savings described in our announced productivity plan.  Failure to deliver these savings could adversely impact our results.
We face risks that are inherent in global manufacturing that could negatively impact our business results.
We need to maintain key manufacturing and supply arrangements, including any key sole supplier and sole manufacturing plant arrangements, to achieve our cost targets.  While we have business continuity and contingency plans for key manufacturing sites and the supply of raw materials, it may be impracticable to have a sufficient alternative source, particularly when the input materials are in limited supply.  In addition, our strategy for global growth includes increased presence in emerging markets.  Some emerging markets have greater political volatility and greater vulnerability to infrastructure and labor disruptions than established markets.  Any significant disruption of manufacturing, such as labor disputes, loss or impairment of key manufacturing sites, natural disasters, acts of war or terrorism and other external factors over which we have no control, could interrupt product supply and, if not remedied, have an adverse impact on our business.

We rely on third parties in many aspects of our business, which creates additional risk.
Due to the scale and scope of our business, we must rely on relationships with third parties for certain functions, such as our suppliers, distributors, contractors, joint venture partners or external business partners.  While we have policies and procedures for managing these relationships, they inherently involve a lesser degree of control over business operations, governance and compliance, thereby potentially increasing our financial, legal, reputational and/or operational risk.
We face risks associated with having significant international operations.
We are a global company, with manufacturing operations in more than 40 countries and a significant portion of our revenue outside the U.S.  Our international operations are subject to a number of risks, including, but not limited to:
•	compliance with U.S. laws affecting operations outside of the United States, such as the Foreign Corrupt Practices Act;
•	compliance with a variety of local regulations and laws;
•	changes in tax laws and the interpretation of those laws;
•	changes in exchange controls and other limits on our ability to repatriate earnings from overseas;
•	discriminatory or conflicting fiscal policies;
•	difficulties enforcing intellectual property and contractual rights in certain jurisdictions;
•	risk of uncollectible accounts and longer collection cycles;
•	effective and immediate implementation of control environment processes across our diverse operations and employee base; and
•	imposition of increased or new tariffs, quotas, trade barriers or similar restrictions on our sales outside the U.S.
We have sizable businesses and maintain local currency cash balances in a number of foreign countries with exchange, import authorization or pricing controls, including, but not limited to, Venezuela, Argentina, China, India and Egypt.  Our results of operations and/or financial condition could be adversely impacted if we are unable to successfully manage these and other risks of international operations in an increasingly volatile environment.
Fluctuations in exchange rates may have an adverse impact on our business results or financial condition.
We hold assets and incur liabilities, earn revenues and pay expenses in a variety of currencies other than the U.S. dollar. Because our consolidated financial statements are presented in U.S. dollars, the financial statements of our subsidiaries outside the U.S. are translated into U.S. dollars.  Our operations outside of the U.S. generate a significant portion of our net revenue.  Fluctuations in exchange rates may therefore adversely impact our business results or financial condition.  See also the Results of Operations and Cash Flow, Financial Condition and Liquidity sections of the MD&A and Note 5 to our Consolidated Financial Statements.
We face risks related to changes in the global and political economic environment, including the global capital and credit markets.
Our business is impacted by global economic conditions, which continue to be volatile.  Our products are sold in more than 180 countries and territories around the world.  If the global economy experiences significant disruptions, our business could be negatively impacted by reduced demand for our products related to: a slow-down in the general economy; supplier, vendor or customer disruptions resulting from tighter credit markets; and/or temporary interruptions in our ability to conduct day-to-day transactions through our financial intermediaries involving the payment to or collection of funds from our customers, vendors and suppliers.
Our objective is to maintain credit ratings that provide us with ready access to global capital and credit markets.  Any downgrade of our current credit ratings by a credit rating agency could increase our future borrowing costs and impair our ability to access capital and credit markets on terms commercially acceptable to us.
We could also be negatively impacted by political issues or crises in individual countries or regions, including sovereign risk related to a default by or deterioration in the credit worthiness of local governments.  For example, we could be adversely impacted by instability in the banking and governmental sectors of certain countries in the European Union or the dynamics associated with the federal and state debt and budget challenges in the U.S.
Consequently, our success will depend, in part, on our ability to manage continued global and/or economic uncertainty, especially in our significant geographies, as well as any political or economic disruption.  These risks could negatively impact our overall liquidity and financing costs, as well as our ability to collect receipts due from governments, including refunds of value added taxes, and/or create significant credit risks relative to our local customers and depository institutions.

Our ability to successfully execute our portfolio optimization strategy could impact our business.
The Company recently announced a plan to significantly streamline our product portfolio by divesting, discontinuing or consolidating 90-100 nonstrategic brands, resulting in a portfolio of 70 to 80 key brands.  It will take time to execute this plan, but once completed, we expect this strategy to result in improved sales and earnings growth rates.  Our ability to successfully execute this plan could significantly impact our achievement of improved sales and earnings growth rates.
Our ability to successfully manage ongoing acquisition, joint venture and divestiture activities could impact our business results.
As a company that manages a portfolio of consumer brands, our ongoing business model, and recently announced portfolio-optimization strategy, includes a certain level of acquisition, joint venture and divestiture activities.  We must be able to successfully manage the impacts of these activities, while at the same time delivering against our business objectives.  Specifically, our financial results could be adversely impacted if: 1) changes in the cash flows or other market-based assumptions cause the value of acquired assets to fall below book value, 2) we are unable to offset the dilutive impacts from the loss of revenue associated with divested brands, or 3) we are not able to deliver the expected cost and growth synergies associated with our acquisitions and joint ventures, which could also have an impact on goodwill and intangible assets.
Our ability to successfully manage ongoing organizational change could impact our business results.
Our financial targets assume a consistent level of productivity improvement, and in light of our recently-announced portfolio-optimization strategy, we expect to implement additional and accelerated productivity improvements.  If we are unable to deliver these expected productivity improvements, while continuing to invest in business growth, our financial results could be adversely impacted.  We continue to execute a number of significant business, executive and organizational changes, including acquisitions, divestitures and workforce optimization projects to support our growth strategies.  We expect these types of changes, which will include  staffing adjustments as well as employee departures, to continue for the foreseeable future.  Successfully executing these changes, including effective management transitions at leadership levels of the Company, as well as retention of particularly key employees, is critical to our business success.  We are generally a build-from-within company and our success is dependent on identifying, developing and retaining key employees to provide uninterrupted leadership and direction for our business.  This includes developing and retaining organizational capabilities in key growth markets where the depth of skilled or experienced employees may be limited and competition for these resources is intense. It also includes continued development and execution of robust leadership succession plans, including CEO succession.

Our business is subject to changes in legislation, regulation and enforcement, and our ability to manage and resolve pending legal matters in the U.S. and abroad.
Changes in laws, regulations and related interpretations, including changes in accounting standards, taxation requirements and increased enforcement actions and penalties may alter the environment in which we do business. The increasingly complex and rapidly changing legal and regulatory environment creates additional challenges for our ethics and compliance programs.  Our ability to continue to meet these challenges could have an impact on our legal, reputational and business risk.
 As a U.S.-based multinational company, we are subject to tax regulations in the U.S. and multiple foreign jurisdictions, some of which are interdependent. For example, certain income that is earned and taxed in countries outside the U.S. is not taxed in the U.S., provided those earnings are indefinitely reinvested outside the U.S. If these or other tax regulations should change, our financial results could be impacted.  For example, there are increasing calls in the U.S. from members of leadership in both major U.S. political parties for "comprehensive tax reform" which may significantly change the income tax rules that are applicable to U.S. domiciled corporations, such as P&G.  It is very difficult to assess whether the overall effect of such potential legislation would be cumulatively positive or negative for our earnings and cash flows, but such changes could significantly impact our financial results.
Our ability to manage regulatory, environmental, tax (including, but not limited to, any audits or other investigations) and legal matters (including, but not limited to, product liability, patent and other intellectual property matters) and to resolve pending legal matters without significant liability may materially impact our results of operations and financial position.  Furthermore, if pending legal matters, including the competition law and antitrust investigations described in Note 11 to our Consolidated Financial Statements, result in fines or costs in excess of the amounts accrued to date, that could materially impact our results of operations and financial position.

A breach of information security, including a cybersecurity breach or failure of one or more key information technology systems, networks, processes, associated sites or service providers could have a material adverse impact on our business or reputation.
We rely extensively on information technology (IT) systems, networks and services, including internet sites, data hosting and processing facilities and tools and other hardware, software and technical applications and platforms, some of which are managed, hosted, provided and/or used by third-parties or their vendors, to assist in conducting our business. The various uses of these IT systems, networks and services include, but are not limited to:
•	ordering and managing materials from suppliers;
•	converting materials to finished products;
•	shipping products to customers;
•	marketing and selling products to consumers;
•	collecting and storing customer, consumer, employee, investor and other stakeholder information and personal data;
•	processing transactions;
•	summarizing and reporting results of operations;
•	hosting, processing and sharing confidential and proprietary research, business plans and financial information;
•	complying with regulatory, legal or tax requirements;
•	providing data security; and
•	handling other processes necessary to manage our business.
Numerous and evolving cybersecurity threats, including advanced persistent threats, pose a potential risk to the security of our IT systems, networks and services, as well as the confidentiality, availability and integrity of our data.  The Company has made investments seeking to address these threats, including monitoring of networks and systems, employee training and security policies for the Company and its third-party providers.  However, because the techniques used in these attacks change frequently and may be difficult to detect for periods of time, we may face difficulties in anticipating and implementing adequate preventative measures.  If the IT systems, networks or service providers we rely upon fail to function properly, or if we or one of our third-party providers suffer a loss or disclosure of our business or stakeholder information, due to any number of causes, ranging from catastrophic events or power outages to  improper data handling or security breaches, and our business continuity plans do not effectively address these failures on a timely basis, we may be exposed to reputational, competitive and business harm as well as litigation and regulatory action.  The costs and operational consequences of responding to breaches and implementing remediation measures could be significant.

USE OF PROCEEDS

Purchases of Common Stock under the Program will be made in the open market and the Company will not receive any proceeds under the Program (other than limited funds received in the form of certain fees and interest on funds pending investment; please see section titled "Fee Schedule" for full details).

DETERMINATION OF OFFERING PRICE
The cost of shares of the Company's Common Stock acquired under the Program is the average price of all shares purchased for each Investment Period, plus any brokerage charges and applicable administrative fees. All participants pay any brokerage charges on purchases under the Program. Additionally, participants may pay certain fees to Computershare for administering the Program. Please see the section entitled "Fee Schedule" for full details.

PLAN OF DISTRIBUTION

TERMS AND CONDITIONS OF THE SHAREHOLDER INVESTMENT PROGRAM
The following is a description of The Shareholder Investment Program of the Company:
Overview
•
The purpose of the Program is to encourage long-term investment in the Company by offering eligible participants a convenient and economical way to buy shares of the Company's Common Stock and to reinvest cash dividends toward the purchase of additional shares.

•	The Program is administered by Computershare. Computershare also serves as the Company's stock transfer and dividend disbursing agent.
•	Participation in the Program is entirely voluntary. You may join the Program at any time and request that your account be closed whenever you wish.
Eligibility
Any person or entity is eligible to enroll in the Program provided that the enrollment procedures are satisfied as described below under the heading "How to Enroll." In the case of citizens or residents of a country other than the United States, its territories, and possessions, the Company determines, in its sole discretion, whether participation is reasonably practicable and does not violate foreign or domestic laws applicable to the Company or the prospective participant.
How to Enroll
•	After being furnished with a copy of this prospectus, any shareholder of record may enroll in the Program.
•
Shareholders of record who are not employees may enroll by signing an Enrollment Form and submitting it to Computershare. Forms and all other Program documents may be obtained from Computershare or by accessing them through Computershare's website www.computershare.com/pg. You may also enroll in the Program online at www.computershare.com/pg.

•
If you are an employee of the Company and wish to enroll in the Program through payroll deductions, wherever offered, you may initiate the deduction by following the enrollment instructions provided under "Life & Career" on my.pg.com.

•
Persons or entities who are not shareholders of record may enroll by completing an Initial Enrollment Form and submitting it to Computershare. In addition to your Initial Enrollment Form, you must include your initial investment by either submitting a Direct Debit Authorization Form authorizing an automatic withdrawal from your checking or savings account, or by sending a first-party check made payable to "Procter & Gamble SIP/Computershare" (in U.S. dollars and drawn on a U.S. bank). The minimum initial investment in the Program is $250.00. You may also enroll and make your initial investment in the Program online at www.computershare.com/pg. There is no administrative fee charged for enrolling in the Program.

•	If you are an employee of the Company, there is a minimum investment of $10.00 per deduction if using the payroll deduction feature.
•
If you are a beneficial owner of shares of Common Stock registered in "street name" by a bank or broker, you may become a shareholder of record by requesting at least one share of Common Stock be re-registered in your name electronically through Direct Registration System. You should contact your broker or bank to re-register the share(s). Once you have become a shareholder of record you can request an Enrollment Form from Computershare for enrollment in the Program.

•
Participation in the Program begins when the Company receives and accepts your completed Initial Investment Enrollment or Enrollment Form and, if applicable, initial investment. Participation will include reinvestment of the next dividend payment only if the forms are received and accepted by Computershare on or before the record date for that dividend. The record date is usually ten calendar days after a dividend is declared.

•
Once you have enrolled, your participation continues automatically unless terminated by the Company or you request that your Program account be closed (refer to sections "Closing Your Account" and "Termination").

How the Program Works
•
By participating in the Program, you authorize the use of your cash dividends on Common Stock held in certificated form, Direct Registration Shares ("DRS"), the Program, and/or your optional cash investments for the purchase of additional shares of Common Stock.

•	Participants wishing to receive some or all of their dividends in cash may do so by informing Computershare in writing or online at www.computershare.com/pg.
•	If your available credits to the Program do not purchase an exact number of full shares, a fractional share will be credited to your account.
•
All shares subject to dividend reinvestment will earn future dividends, which will be reinvested for you in additional shares of Common Stock, subject to any federal income tax withholding.  Any fractional share receives a proportional amount of dividends paid.

Optional Cash Investments
•	Eligible participants may purchase additional Company shares by making optional cash investments in the Program under either of the following methods:

Automatic Investment
•
You authorize electronic withdrawals (payable in U.S. dollars and drawn on a U.S. bank) from your checking or savings account ("Automatic Investment") for the amount(s) you want to invest. Withdrawals from money market funds will not be accepted.

•	There is no administrative fee charged by the Company for using Automatic. Investment.
•	You can choose from the following options to elect when your funds will be withdrawn from your checking or savings account:
•	One-time withdrawal;
•	Ongoing monthly withdrawal on the 5th of each month or the next business day if the 5th is not a business day;
•	Ongoing monthly withdrawal on the 20th of each month or the next business day if the 20th is not a business day; or
•	Ongoing twice monthly withdrawals on the 5th and 20th of each month or the next business day if the 5th or 20th is not a business day.
•	To take advantage of this feature, your financial institution must be a member of the Automated Clearing House (ACH).
•
You may establish/change an Automatic Investment by logging into your SIP account through Investor Centre at www.computershare.com/pg. You can also establish/change an Automatic Investment by returning a completed Direct Debit Authorization Form to Computershare. Forms are available for printing on the Computershare website at www.computershare.com/pg or may be obtained by contacting Computershare.

Investment by Check
•	You can make optional cash investments via personal check (payable in U.S. dollars and drawn on a U.S. bank), to "Procter & Gamble SIP/Computershare."
•	Computershare will not accept cash, traveler's checks, money orders or third-party checks.
•
There is a $2.50 administrative fee on investments made via check by participants who are not employees or retirees. This fee is deducted from the amount submitted for investment.  Please see the "Fee Schedule" section for full details.

•
You should include with your payment a completed form to Purchase Additional Shares supplied with your Program Statement. If a completed form does not accompany your check, there may be a delay in the investment of your payment.

•	The payment and accompanying form to Purchase Additional Shares should be mailed to the address on the optional cash payment coupon attached to your statement or transaction advice.

•
The minimum optional cash investment via Automatic Investment or check is $50.00. You may make optional cash investments up to a total of $6,000,000.00 in a calendar year. Optional cash investments in excess of the $6,000,000.00 limit for any calendar year or below the $50.00 minimum will be returned to you. There is no obligation to make optional cash payments at any time.

•	Computershare reserves the right to place a temporary restriction on Program shares to verify the receipt of sufficient funds with respect to any optional cash payment.
•
Wherever available, employees may use payroll deductions to purchase shares in the Program. If you wish to change any aspect of your payroll deduction selection, you must go into my.pg.com; Life & Career; Pay & Retirement; My Paycheck Deductions and submit the appropriate changes. The minimum investment is $10.00 per payroll deduction.

•
 In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic withdrawal, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your account any shares of Common Stock already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares of Common Stock are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35.00 charge for any check, electronic fund transfer or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of shares of Common Stock from your account necessary to satisfy the fee. You will be responsible for customary fees incurred in connection with any such sale. Any shares sold will be sold on a FIFO basis.

Dividend Reinvestment
•	By participating in the Program you authorize the use of your cash dividends for the purchase of additional shares of the Company's Common Stock.

•
You may choose to reinvest all or a portion of your cash dividends on the shares of Common Stock registered in your name by logging into your SIP account online and requesting the change through Investor Centre at www.computershare.com/pg. You can also make changes by notifying Computershare in writing.

•
Changes to your dividend payment election must be received and accepted by Computershare on or before the record date for the next dividend to be effective (refer to section "How to Enroll" for a description of the determination of record dates).

Dividends not reinvested will be paid to you by check or direct deposit into your bank account. You may elect direct deposit by logging into your SIP account online and requesting the change through Investor Centre. You can also make this election by submitting a completed Authorization for Electronic Deposit Form to Computershare.
Investment Periods
•
Computershare maintains control over the times when and the prices at which it purchases shares of Common Stock for the Program. The amount of Common Stock to be purchased, the manner in which shares of Common Stock are purchased, and the selection of a broker or dealer through which purchases may be executed are also determined by Computershare.

•
Each day Computershare purchases Common Stock for the Program is an "Investment Date." The Investment date for optional cash payments will be on Friday. If Friday is not a business day ("business day" refers to a day on which Computershare and the New York Stock Exchange are open for business), the investment will be made on the next business day. The Investment Date for reinvested dividends will be on the dividend payment date, or the next business day if the dividend payment date is not a business day.

•
Investments, other than payroll deductions, received less than one (1) business day before any Investment Date will not be available for investment until the next Investment Date. PARTICIPANTS WILL RECEIVE NO INTEREST FROM THE COMPANY OR THE PROGRAM ADMINISTRATOR ON ANY FUNDS HELD PENDING INVESTMENT.

Purchase and Price of Shares
•
Purchases will be made by Computershare and may be made on any securities exchange on which the Common Stock is traded, in the over-the-counter market or by negotiated transactions, and may be subject to such terms of price, delivery, etc., as Computershare may agree.

•	Computershare may commingle your funds with those of other participants for the purpose of executing purchases.
•
The Company has no control over the times when and the prices at which Computershare purchases shares of Common Stock. The amount of shares of Common Stock to be purchased, the manner in which these shares are purchased, and the selection of a broker or dealer through which purchases may be executed for the Program is also determined by Computershare.

•
The cost per share of Common Stock purchased for your Program account will be the average price of all shares purchased to satisfy Program requirements for any Investment Period, plus any brokerage charges and applicable administrative fees.

Fee Schedule
The Company charges certain fees for administering the Program. The following is a summary of various transactions/services and the associated fees:
•	Initial Enrollment – No Fee.
•	Dividend Reinvestment – No Fee.
•	Optional Cash Investment (including Initial) via Automatic Investment – No Fee.

•	Optional Cash Investment (including Initial) via check – $2.50, deducted from investment. This fee is waived for Company employees and retirees.
•	Batch Order Sale of Program Shares requested by mail or input by a telephone representative – $15.00, plus $0.12 per share* sold.
•	Batch Order Sale of Program Shares requested online or by phone through the interactive voice response system – $5.00, plus $0.12 per share* sold.
•	Batch Order Sale of Program Shares requested by mail or input by a telephone representative for a company employee or retiree – $5.00, plus $0.12 per share* sold.
•	Batch Order Sale of Program Shares requested online or by phone through the interactive voice response system for a company employee or retiree – $0.12 per share* sold.
•	Market Order Sale of Program Shares requested online or by phone through the automated voice response system - $25.00, plus $0.12 per share* sold.
•	Market Order Sale of Program Shares input by a telephone representative - $40.00, plus $0.12 per share* sold.
•	Day Limit Order Sale of Program Shares requested online or by phone through the interactive voice response system - $25.00, plus $0.12 per share* sold.
•	Good-Til-Cancelled (GTC) Limit Order Sale of Program Shares requested online or by phone through the interactive voice response system - $25.00, plus $0.12 per share* sold.
•
Cash payment not credited to Computershare – A $35.00 fee will be assessed if Computershare does not receive credit of a cash payment for any reason, including but not limited to insufficient funds. Computershare reserves the right to deduct shares from your existing account to cover the fee (number of shares will be determined by using the purchase price of the voided shares and will be applied on a FIFO basis) or invoice the fee directly to you.

•
Request for an account history – A $20.00 fee will be assessed to participants who are not employees or retirees for each account history request. The fee for employees or retirees of the Company will be $10.00 per request.

•	Request for a duplicate tax form (e.g., 1099-DIV, 1099-B and 1042-S) – A $10.00 fee will be assessed per tax form per year request.
•
Request for transaction research – A $100.00 fee will be assessed to participants for requests to research one (1) to four (4) transaction dates and an additional $100.00 fee for every additional one (1) to four (4) transaction dates (e.g., 1-4 dates = $100.00; 5-8 dates = $200.00; etc.).

*All per share sales fees include any brokerage charges Computershare is required to pay.
Any brokerage charges incurred on sales and purchases will be passed through to participants, and will be shown on your program statement. Current brokerage charges on purchases are approximately $0.02 per share. The Company reserves the right to adjust the per share charge without prior notice for any change to brokerage charges on sales and purchases.
 Direct Registration System (DRS)
We have adopted a direct registration system, or DRS, for book-entry share registration and transfer of our Common Stock. No certificates representing your shares will be mailed to you. Under DRS, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in your shares. DRS is a method of recording shares of stock in electronic, or book-entry form, meaning shares can be registered in your name on the books of The Procter & Gamble Company without the need for physical certificates. Shares held in book-entry under DRS have all the traditional rights and privileges of shares held in certificated form.
DRS eliminates the risk and cost of paper certificates, while enabling you to maintain the benefits of direct ownership, including the ability to participate in the plan. If you hold any shares in book-entry form, you may at any time choose to have all or a portion of your book-entry shares transferred to your broker electronically by contacting your broker or dealer. When using your broker to facilitate a share transfer, you will need to provide them with a copy of your DRS account statement.

Records
•
Computershare will provide a detailed activity statement for each week in which your Program account has optional investment, sale or transfer activity. This statement will describe all transactions for the calendar year-to-date.

•
Statements will not be mailed following dividend reinvestments. Participants can enroll in on-line account access at www.computershare.com/pg. Once enrolled, participants may then elect electronic notification, meaning delivery of activity statements, reports, prospectuses and other materials under the applicable securities laws are via electronic mail and the Internet.

•	Annual statements reflecting calendar year-to-date activity will be mailed to all participants.
•
Participants who are employees of the Company will not receive activity statements for payroll deductions. Their account information is available for viewing via on-line access. Enrollment in the plan constitutes acceptance of this means of information delivery.

•
At a participant's request, Computershare will provide an account history. The cost of an account history for participants who are not employees or retirees of the Company is $20.00 per request. The cost for employees/retirees is $10.00 per request. A first-party check (payable in U.S. dollars and drawn on a U.S. financial institution) must be made payable to "Procter & Gamble SIP/ Computershare" and must accompany the written request.

•
All notices, statements and reports will be sent to your last known address.  Many States have enacted abandoned property laws which may require the Company or Computershare to remit to the State all stock and dividends held in those Program accounts for which the owner cannot be located. Accordingly, you should promptly notify Computershare of any change of address.

Share Certificates and Share Safekeeping
•	Shares purchased for your Program account are held by Computershare.
•
At the time of enrollment in the Program, or at any later time, you may deposit any of your Common Stock certificates with Computershare for safekeeping. Shares represented by the deposited certificates will be included in book-entry form in your Program account.

•
If you wish to have only a portion of your cash dividends on Common Stock held in your Program account reinvested, you must notify Computershare, in writing or online through Investor Centre at www.computershare.com/pg.

•
If you wish to have none of your cash dividends reinvested, your shares may be placed in Direct Registration System form. Direct Registration System is a securities industry initiative that provides for electronic direct registration of securities on our books, in your existing Computershare account registration and allows shares to be transferred between Computershare and your broker electronically.

•
Shares deposited are treated in the same manner as shares purchased through the Program and may be transferred or sold through the Program. For tax purposes, it is important that you keep records of the original purchase price of these shares for subsequent gain or loss calculations.

•
If you wish to deposit Common Stock certificates with Computershare, you must provide the Common Stock certificates to be deposited, along with a properly completed Transaction Request Form or a letter of instructions to Computershare. The certificates should not be endorsed. When mailing stock certificates, we recommend sending the certificates via registered mail, return receipt requested, insured for 3% of the value.

•	Shares held in Program accounts may not be pledged.

Sale of Shares
•
At any time, you may request that Computershare sell some or all of the shares of Common Stock credited to your Program account by sending a completed Transaction Request Form to Computershare. With online access to your account, you may also request sales electronically. You may also call Computershare to request the sale of shares.

•
Sales of your shares may be made on any securities exchange on which shares of Common Stock are traded, in the over-the-counter market, or by negotiated transactions, and may be subject to such terms of price, delivery, etc., as Computershare may agree.

•	Proceeds of the sales will be paid by check or the funds may be directly deposited into your checking account.
•
A request to sell all shares held in a Program account, of a participant who is not an employee using the payroll deduction feature, will be treated as a request from the participant to close his or her Program account and as a request to terminate direct debits, if any.

•
Fees are deducted from the proceeds derived from the sale. Computershare may, under certain circumstances, require a transaction request to be submitted in writing. Please contact Computershare to determine if there are any limitations applicable to your particular sale request.

Types of Sales
•
Batch Order Sale: A batch order is an accumulation of all sales requests for a security submitted together as an aggregate request. Computershare will automatically treat all sale requests received in writing as batch order sale requests. Computershare will sell the requested shares of Common Stock within three (3) business days after the date on which the order is received by Computershare, assuming the relevant markets are open and sufficient market liquidity exists (and except where deferral is required under applicable federal or state laws or regulations). In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by Computershare's broker for each aggregate order placed by Computershare and executed by the broker, less applicable fees. Once received by Computershare, batch order sale instructions are final and cannot be stopped or cancelled.

•
Market Order Sale: A market order is a request to sell shares promptly at the current market price. Market order sales are only available at www.computershare.com/pg through Investor Centre or by telephone. Market order sale requests received at www.computershare.com/pg through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare's broker, less applicable fees. Market order sale instructions received by Computershare during market hours are final and cannot be stopped or cancelled. If you request to cancel a market order placed outside of market hours, Computershare will use commercially reasonable efforts to honor the request. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/pg or contact Computershare directly. If your market order sale was not filled and you still want the shares sold, you will need to re-enter the sale request.

•
Day Limit Order: A day limit order is an order to sell shares when and if the stock reaches a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed outside of market hours, the next trading day). Depending on the number of shares being sold and current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by Computershare at its sole discretion; or, if Computershare's broker has not filled the order, at your request made online at www.computershare.com/pg or by telephone.

•
Good-Til-Cancelled (GTC) Limit Order: A GTC limit order is an order to sell shares when and if the stock reaches a specific price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order (or any unexecuted portion thereof) is automatically cancelled if the price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange; by Computershare at its sole discretion; or, if Computershare's broker has not filled the order, at your request made online at www.computershare.com/pg or by telephone.

Transfer of Shares
•
If a Program participant wishes to transfer the ownership of all or part of the shares held in his/her Program account to another person, the participant must submit a properly completed Transfer Request form to Computershare. Transfer Request forms may be obtained at www.computershare.com/pg or by contacting Computershare. Transfers may not be for less than one (1) share.

•
You may also visit the Computershare Transfer Wizard at www.transfermystock.com. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.

•	Requests for a transfer require a Medallion Signature Guarantee on the Transfer Request form.
•	Transferred shares will continue to be held by Computershare under the Program. An account will be opened in the name of the transferee if he or she is not already a Program participant.
•
If the transferee is not already a registered shareholder or a Program participant, the donor may make a reinvestment election for the transferee at the time of the transfer. If the donor does not make a reinvestment election, then the new account will have the same dividend election as the account of the donor.

•	There is no administrative fee for transfers.
Closing Your Account
•	You may request that Computershare close your Program account at any time by requesting a sale of all of your shares.
•
If you are an employee of the Company and are using the payroll deduction feature, you must cancel your payroll deduction through Employee Resources at "Life & Career" on my.pg.com prior to closing your account.

•
If the request to close your account is received by Computershare near a dividend record date, Computershare, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on your behalf. If such dividends are reinvested, Computershare will close your account as soon as practicable, but in no event later than five business days after the reinvestment is completed.

•	A request to close your Program account will also be treated as a request to cease any future Automatic Investments authorized with respect to your checking or savings accounts.
•
If you prefer to transfer your shares to your brokerage account, contact your broker to request the transfer using the Direct Registration System. Your broker can initiate the electronic transfer of the whole shares and sell the fractional share. Any fractional share will be aggregated with other shares to be sold under the Program on a particular day. The price and net proceeds you will receive for any fractional share will be calculated pursuant to the procedures outlined under the heading "Sale of Shares", including applicable administrative and brokerage charges.

•	After your Program account has been closed, if you wish to re-enroll, you must satisfy all enrollment and eligibility procedures as discussed under the headings "Eligibility" and "How to Enroll."

Termination
•	The Company reserves the right to terminate your participation in the Program if your Program account balance falls below one whole share of Common Stock for a period of six months or more.
•
If the Company terminates your participation for this reason, you will receive a check for the net sales proceeds of your fractional share, if applicable, in the same manner as if you had chosen to close your account in the Program.

•	After your participation in the Program has terminated, no further investments may be made without re-enrolling in the Program.
•
The Company reserves the right to amend or terminate the Program at any time and, upon any termination, to take appropriate action required to cause a distribution to you of all whole shares, the cash value of any fractional share, and any cash held in your account.

Tax Information
Although your dividends will be reinvested, they are subject to income tax as if they were paid to you in cash. You may also be subject to income tax on gains resulting from sales of your shares. You should consult with your tax advisor concerning your personal tax situation.
You will receive an annual statement summarizing all the transactions in your account for that year. YOU SHOULD RETAIN THIS STATEMENT FOR INCOME TAX PURPOSES. The year-end statement will include a 1099-DIV summarizing dividends paid to you during the year. If applicable, you will also receive a 1099-B summarizing proceeds from sales transactions during the prior year or a 1042-S for dividends paid on non-U.S. accounts. These are mailed in accordance with U.S. Internal Revenue Service regulations. The Program Administrator must provide copies of these forms to the U.S. Internal Revenue Service. Although Computershare makes efforts to assist Program participants by providing periodic statements and other reports, Program participants have the ultimate responsibility for maintaining their own records for tax and other purposes.
Voting
You will be given the opportunity to vote the total number of shares held in your Program account as of the record date for any shareholder vote.
Stock Dividends and Splits
Appropriate adjustments in the number of shares of Common Stock registered under the Program will be made to give effect to any stock splits, stock dividends or similar changes in the Common Stock. Any stock dividends or split shares distributed by the Company on shares of its Common Stock held by Computershare, an affiliate of Computershare or a nominee of Computershare or its affiliate for you will be credited to your account. In the event the Company makes available to its holders of Common Stock rights to purchase additional shares, debentures, or other securities, Computershare will sell rights accruing to shares held by Computershare, an affiliate of Computershare or a nominee of Computershare or its affiliate for participants and invest the resulting funds in additional shares of Common Stock for the account of each participant during the next Investment Period following receipt of such funds.
Liability
Neither the Company nor Computershare shall be liable under the Program for any act done in good faith or any good faith omission to act including, without limitation, any claims for liability:

•	arising out of failure to terminate the participant's participation in the Program upon the participant's death;
•	with respect to the prices at which shares are purchased or sold for a participant's account and the times at which purchases or sales are made; and
•	in connection with the value of shares after their purchase by Computershare.
THE DIVIDEND POLICY OF THE COMPANY IS NOT AFFECTED BY THIS PROGRAM AND WILL CONTINUE TO DEPEND ON EARNINGS, FINANCIAL REQUIREMENTS AND OTHER FACTORS.
THE COMPANY CANNOT ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PROGRAM.
Governing Law
The terms and conditions of the Program and its operation shall be governed by the laws of the State of Ohio without regard to the choice of law provisions of the State of Ohio, whether common law or statutory.

DESCRIPTION OF PROCTER & GAMBLE CAPITAL STOCK

The Company's Amended Articles of Incorporation (the "Amended Articles of Incorporation") authorize the issuance of 10,000,000,000 shares of Common Stock, 600,000,000 shares of Class A Preferred Stock and 200,000,000 shares of Class B Preferred Stock, all of which are without par value ("Common Stock," "Class A Preferred Stock," and "Class B Preferred Stock," respectively). The holders of Common Stock and Class A Preferred Stock are entitled to one vote per share on each matter submitted to a vote of shareholders. The holders of Class B Preferred Stock are not entitled to vote other than as provided by law. The Company's Board of Directors (the "Board") is not classified and each member is elected annually.

The holders of Class A Preferred Stock and Class B Preferred Stock have the right to receive dividends prior to the payment of dividends on the Common Stock. The Board has the power to determine certain terms relative to any Class A Preferred Stock and Class B Preferred Stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights. Also, the Board may fix such other express terms as may be permitted or required by law. In the event of any liquidation, dissolution or winding up, the holders of the Common Stock are entitled to receive as a class, pro rata, the residue of the assets after payment of the liquidation price to the holders of Class A Preferred Stock and Class B Preferred Stock.

The Board has determined the terms of shares of Class A Preferred Stock issued as Series A ESOP Convertible Class A Preferred Stock, which can only be held by a trustee or trustees of an employee stock ownership plan or other benefit plan of the Company. Upon transfer of Series A ESOP Convertible Class A Preferred Stock to any other person, such transferred shares shall be automatically converted into shares of Common Stock. Each share of Series A ESOP Convertible Class A Preferred Stock has a cumulative dividend of $.5036075 per year and a liquidation price of $6.82 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992, August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002), is redeemable by the Company or the holder, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series A ESOP Convertible Class A Preferred Stock.

The Board has also determined the terms of shares of Class A Preferred Stock issued as Series B ESOP Convertible Class A Preferred Stock. Each share of Series B ESOP Convertible Class A Preferred Stock has a cumulative dividend of $1.022 per year and a liquidation price of $12.96 per share, (as adjusted for the stock splits on August 22, 1997 and May 21, 2004, and the Smucker transaction effective June 1, 2002) is redeemable by the Company or the holder under certain circumstances, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any future stock splits, stock dividends or similar changes to the Series B ESOP Convertible Class A Preferred Stock.

All of the issued shares of Common Stock of the Company are fully paid and non-assessable. Common Stock does not have any conversion rights and is not subject to any redemption provisions. No holder of shares of any class of the Company's capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold. No shares of any class of the Company's capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

INTERESTS OF NAMED COUNSEL
The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Mr. Robert B. White, Counsel, The Procter & Gamble Company. Mr. White is an owner of shares of Common Stock of the Registrant and may be a participant in the Program.

EXPERTS
The financial statements, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 2014, and the effectiveness of the Company's internal control over financial reporting as of June 30, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" into this document the information which Procter & Gamble filed with the SEC. This means that we can disclose important information by referring you to those documents. Any information referred to in this way is considered part of this prospectus from the date we file that document.  The information incorporated by reference is an important part of this prospectus and information that Procter & Gamble files later with the SEC will automatically update and supersede this information. The following documents filed by the Company (File No. 1-434) with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:
•	The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014;
•	The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014; and
•	The Company's Current Report on Form 8-K filed on October 20, 2014.
All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prospectus and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the SEC, shall be incorporated by reference herein and shall be deemed to be a part of this prospectus from the dates of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement and prospectus to the extent that a statement contained in any subsequent prospectus or prospectus supplement hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement or prospectus. All documents incorporated by reference into the Form S-3 of which this prospectus is a part are also incorporated by reference, unless the information therein is superseded by a later filing.

 WHERE YOU CAN FIND MORE INFORMATION
The Company will provide without charge to each person to whom a copy of this prospectus is delivered, upon the oral or written request of such person, a copy of any or all of the documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, telephone: 1-800-742-6253 (U.S. and Canada); or 1-781-575-4399 (outside the U.S. and Canada).
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company's SEC filings can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information relating to the operation of the public reference facility may be obtained by calling the SEC at 1-800-SEC-0330.
The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC's Internet site is www.sec.gov. Copies of such materials also can be obtained by mail by submitting a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

You may also get a copy of these reports from our website at www.pg.com. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed above. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus or any supplemental prospectus is accurate as of any date other than the date on the front of those documents.

PART II

Information Not Required in Prospectus

Item 14.                          Other Expenses of Issuance and Distribution

The following is a statement of the expenses (which are estimated) to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$106,451.42
Accounting fees and expenses	$6,000.00
Total	$112,451.42

Item 15.                                        Indemnification of Directors and Officers
Set forth below is a description of certain provisions of the Ohio Revised Code ("ORC") and the Company's Regulations, as such provisions relate to the indemnification of the directors and officers of the registrant.  This description is intended only as a summary and is qualified in its entirety by reference to the ORC and the Company's Regulations.
Section 1701 of the ORC provides that a corporation must indemnify its directors, officers, employees, and agents against expenses reasonably incurred in connection with a successful defense (on the merits or otherwise) of any action, suit, or proceeding.
A corporation may indemnify its directors, officers, employees, and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, in connection with actions, suits, or proceedings (except for derivative actions by or in the right of the corporation), whether civil, criminal, administrative, or investigative.  The corporation may indemnify such persons if the individual has acted in good faith and in a manner that the individual believed to be in the best interests of the corporation and, with respect to a criminal action, had no reasonable cause to believe their conduct was unlawful. The determination as to whether this standard of conduct has been met must be made by the court, a majority of the disinterested directors, by independent legal counsel, or by the shareholders.
A similar standard applies in the case of derivative actions, except that indemnification may only extend to expenses, including attorney's fees, incurred in connection the defense or settlement of such action. If the person seeking indemnification has been found liable to the corporation in such an action, the court must approve the indemnification.
As permitted by the ORC, Article V of the Company's Regulations require the Company to indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal administrative, or investigative, by reason of the fact that he or she (a) is or was a Director, officer or employee of the Company or its subsidiaries, (b) is or was serving at the request of the Company or its subsidiaries as a director, trustee, officer, partner, managing member or position of similar capacity, or employee of a Company subsidiary or another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise (whether domestic or foreign, nonprofit or for profit), or (c) is or was providing to third party organizations volunteer services that were duly authorized in accordance with the Company's process for approval of such activities, against all liabilities and expenses actually and reasonable incurred by or imposed on him or her in connection with, or arising out of, any such claim, action, suit or proceeding.  This indemnity will be provided unless the person (a) failed to act in good faith, in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the Company and its subsidiaries, (b) acted or failed to act, in either case, with deliberate intent to cause injury to the Company and its subsidiaries or with reckless disregard for the best interests of the Company or its subsidiaries, or (c) knowingly engaged in criminal activity.

The Company's Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies.  The Company pays the premiums for this insurance.

Item 16.	Exhibits
Exhibit No.	Description

(5)	Opinion of Robert B. White, Counsel of the Company, as to the legality of the Securities being registered.
(23)(a)	Consent of Independent Registered Public Accounting Firm.
(23)(b)	Consent of Robert B. White, which is contained in his opinion filed as Exhibit (5).
(24)	Power of Attorney.

Item 17.                        Undertakings

The Registrant hereby undertakes:
(a)            (1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a  20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)            That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)            Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)            The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)            Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(b)            That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Procter & Gamble Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Procter & Gamble Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 24th day of October, 2014.
THE PROCTER & GAMBLE COMPANY

By:          /s/ Jon R. Moeller
Name:  Jon R. Moeller
 Title:    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 24, 2014.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
A.G. Lafley

*	Chief Financial Officer (Principal Financial Officer)
Jon R. Moeller

*	Senior Vice President, Comptroller and Treasurer (Principal Accounting Officer)
Valarie L. Sheppard

*	Director
Angela F. Braly

*	Director
Kenneth I. Chenault

*	Director
Scott D. Cook

*	Director
Susan Desmond-Hellmann

*	Director
Terry J. Lundgren

*	Director
W. James McNerney, Jr.

*	Director
Margaret C. Whitman

*	Director
Mary Agnes Wilderotter

*	Director
Patricia A. Woertz

*	Director
Ernesto Zedillo

*By: /s/ Deborah P. Majoras
 Deborah P. Majoras as Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
(5)	Opinion of Robert B. White, Counsel of the Company, as to the legality of the Securities of the Company being registered.
(23)(a)	Consent of Independent Registered Accounting Firm.
(23)(b)	Consent of Robert B. White, which is contained in his opinion filed as Exhibit (5).
(24)	Power of Attorney.